Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-effective Amendment No. 1 to the Registration Statement on Form S-11 of our report dated March 27, 2014, relating to the consolidated financial statements and financial statement schedules of CNL Healthcare Properties, Inc., which appears in CNL Healthcare Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013.

We also hereby consent to the incorporation by reference in this Pre-effective Amendment No. 1 to the Registration Statement on Form S-11 of our report dated November 26, 2013, related to the combined financial statements of the South Bay Retirement Communities (Three Communities), which appears in CNL Healthcare Properties, Inc.’s, formerly known as CNL Healthcare Trust, Inc.’s, Current Report on Form 8-K/A (Amendment No. 1) dated August 29, 2013.

We also hereby consent to the incorporation by reference in this Pre-effective Amendment No. 1 to the Registration Statement on Form S-11 of CNL Healthcare Properties, Inc. of our report dated March 4, 2013, relating to the combined financial statements of the Primrose II Retirement Communities (Five Communities), which appears in CNL Healthcare Properties, Inc.’s, formerly known as CNL Healthcare Trust, Inc.’s, Current Report on Form 8-K/A (Amendment No. 1) dated December 19, 2012.

We also hereby consent to the incorporation by reference in this Pre-effective Amendment No. 1 to the Registration Statement on Form S-11 of CNL Healthcare Properties, Inc. of our report dated May 1, 2012, relating to the combined financial statements of the Primrose Senior Housing Communities (Five Communities), which appears in CNL Healthcare Properties, Inc.’s, formerly known as CNL Healthcare Trust, Inc.’s, Current Report on Form 8-K/A (Amendment No. 1) dated February 16, 2012.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida

November 12, 2014